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                                                                    Exhibit 99.2

                       [LETTERHEAD OF MAPLES AND CALDER]

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston MA 02110

26 May 2006

Dear Sirs

AMKOR TECHNOLOGY LIMITED, AN EXEMPTED COMPANY INCORPORATED WITH LIMITED LIABILITY IN THE CAYMAN ISLANDS (THE "COMPANY")

We act as counsel as to Cayman Islands law to the Company in connection with the entry by the Company into the Transaction Documents (as defined below).

1    DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 the Certificate of Incorporation dated 26 May 1989, the Certificate of Incorporation on Change of Name dated 27 March 1990, the Certificate of Incorporation on Change of Name dated 12 October 1993, the Certificate of Incorporation on Change of Name dated 2 January 2001 and Memorandum and Articles of Association of the Company as registered on 26 May 1989 as amended by special resolution on 27 May 1994 and 12 April 2002;

1.2  the written resolutions of the Company dated 9 May 2006;

1.3 a Certificate of Good Standing issued by the Registrar of Companies (the "CERTIFICATE OF GOOD STANDING");

1.4 a certificate from a Director of the Company a copy of which is annexed hereto (the "DIRECTOR'S CERTIFICATE"); and

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1.5  the documents listed in the Schedule hereto;

The documents referred to in the Schedule hereto are collectively referred to as the "TRANSACTION DOCUMENTS".

2    ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 the Transaction Documents have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.3  all signatures, initials and seals are genuine;

2.4 the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the Transaction Documents;

2.5 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York.

3    OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2 The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Transaction Documents.

3.3 The execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder does not conflict with or result in a breach of any of the terms or
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     provisions of the Memorandum and Articles of Association of the Company or
     any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force.

3.4 The execution, delivery and performance of the Transaction Documents has been authorised by and behalf of the Company and, assuming the Transaction Documents have been executed and delivered by a signatory of the Company, the Transaction Documents have been duly executed and delivered on behalf of the Company.

3.5 No authorisations, consents, approvals, licenses, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

     3.5.1 the creation, execution or delivery of the Transaction Documents by the Company;

     3.5.2 subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company; or

     3.5.3 the performance by the Company of its obligations under any of the Transaction Documents.

3.6 Based solely on our inspection of the Grand Court Cause Book for the period 26 May 1989 to 31 May 1995 and the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands there were no actions or petitions pending against the Company in the Grand Court of the Cayman Islands as at close of business in the Cayman Islands on 24 May 2006.

3.7 It is not necessary to ensure the legality, validity or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.8 The authorised share capital of the Company is 50,000 Shares of US$1 par value each, of which 25,601 shares (the "SHARES") have been issued and, assuming that the subscription moneys for the Shares have been paid in full to the Company in accordance with the Company's Memorandum and Articles of Association, the Shares are non assessable and fully paid up. The holder of the Shares is Amkor International Holdings which is a subsidiary of Amkor Technology Inc.

4    QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1 To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.2 The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

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4.3  We make no comment with regard to the references to foreign statutes in the
     Transaction Documents.

We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to the representations that may be made by the Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully


/s/ Maples and Calder
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MAPLES and CALDER

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                                    SCHEDULE

                              TRANSACTION DOCUMENTS

1. The Indenture (the "INDENTURE") dated 26 May 2006 between Amkor Technology, Inc., US Bank National Association and the Guarantors named therein.

2. The Notes Guarantee (the "NOTES GUARANTEE") dated 26 May 2006 granted by the Company.